Exhibit 99.1

                                  PRESS RELEASE

     GLOBAL NUTECH, INC. JOINT VENTURE PARTNER ENTERS INTO LETTER OF INTENT
         TO DISTRIBUTE PRODUCTS FOR CHINESE RUBBER PRODUCT MANUFACTURER

Huntington Beach, CA - Marketwire- 12/01/10 - Global NuTech, Inc. (OTCBB: BOCL) (www.globalnutechinc.com) announced today that its Joint Venture partner, HIGA Corporation, has entered into a Letter of Intent to distribute rubber-based products manufactured by H&G Polymeric Products Co., Ltd. of Guan Dong, China.

E. G. Marchi, President of Global NuTech, Inc., stated, "We are pleased that our JV partner is entering into this strategic relationship with H&G Polymeric Products (www.hgcmb.com), which is the supplier of a wide variety of rubber-based products sold by major US companies. With principals of HIGA Corporation having had a long-term working relationship with H&G Polymeric Products, we believe that this distribution program, when effectuated, has the potential of providing a significant revenue stream to our Company."

ABOUT GLOBAL NUTECH, INC.

Global NuTech, Inc. (OTCBB: BOCL) (www.globalnutechinc.com) provides marketing and distribution for a variety of commercial and consumer products including the ACT Clean Technologies, Inc. lines of environmentally-safe cleaning products for home and industrial purposes (www.actcleantechnologies.com) and the Agrigenic Food Company's Biotec Foods(R) (www.biotecfoods.com), Biomed Foods(R) (www.biomedfoods.com) and Biovet International(R) (www.biovet.net) lines of dietary and nutritional supplements.


Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with cleaning fluid and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact: E. G. Marchi (714) 373-1930